BlueLinx Quarterly Review 3rd Quarter 2014

2 Forward-Looking Statement Safe Harbor - This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which we distribute; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended January 4, 2014, and in our other periodic reports filed with the SEC. In addition, the statements in this presentation are made as of November 6, 2014. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to November 6, 2014. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net earnings, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. BlueLinx Holdings Inc.

3 Mitch Lewis Chief Executive Officer

4 Executive Summary – Fiscal Third Quarter 2014 • Adjusted EBITDA was $11.1 million for the third quarter 2014 ◦ Improvement of $3.9 million over the year ago period ◦ Best quarterly Adjusted EBITDA since 2008 • YTD Adjusted EBITDA of $22.7 million compared to 2013 YTD Adjusted EBITDA of $2.3 million • Fifth consecutive year-over-year quarterly Adjusted EBITDA improvement • Same center sales of $549.8 million, a 3% increase over fiscal third quarter 2013 • Gross margin of 11.7%, 50 bps higher than fiscal third quarter 2013 of 11.2% • Excess availability of $88 million as of October 4, 2014

5 Single-Family Housing Permits and Starts Single-family housing activity continued to recover during the third quarter Source: U.S. Census Bureau

6 Segment Price and Volume Fiscal Third Quarter 2014 Average selling price for our structural wood business was up 6.3% Volumes up in siding, specialty lumber Volumes down in lumber and plywood Same Center Revenues up $14.3M

7 Quarterly Same Center Revenues (1) Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations. % by Product Vs. Year Ago • Specialty and structural product mix consistent YoY Same Center Revenues Up $14.3M or 3% ($ millions) Vs. Year Ago • Specialty sales up 6.2% • Structural sales down 1.7% 3Q '13 3Q '14 3Q '13 4Q '13 1Q '14 2Q '14 3Q '14

8 Key Emphasis • Focus on opportunities in the local markets • Drive operational improvements across the organization • Supplier engagement to create mutual success • Continue margin enhancement activities • Closely manage working capital and liquidity Key Emphasis for BlueLinx

9 Susan O’Farrell Chief Financial Officer and Treasurer

10 Same Center - Revenue and Gross Profit • Same Center Revenue up $14.3 million, or 3%, from year ago period • Same Center Gross Profit of $64.6 million, up 5% from $61.6 million in fiscal third quarter 2013 (1) Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations. Comparable Same Center in millions - unaudited (1) Fiscal Fiscal Fiscal Fiscal Q3 2014 Q3 2013 2014 YTD 2013 YTD Net Sales $ 549.8 $ 557.9 $ 1,525.3 $ 1,665.7 Less: closed centers — 22.4 — 85.6 Same center net sales 549.8 535.5 1,525.3 1,580.1 Actual year-over-year percentage increase (decrease) (1.4)% (8.4)% Same center year-over-year percentage increase (decrease) 2.7% (3.5)% Gross profit $ 64.6 $ 62.5 $ 179.3 $ 174.1 Less: closed centers — 0.9 — 7.3 Same center gross profit 64.6 61.6 179.3 166.8 Total operating expenses $ 58.5 $ 59.4 $ 165.2 $ 191.7 Less: closed centers — 2.8 — 11.0 Same center operating expenses 58.5 56.6 165.2 180.7 Operating income (loss) $ 6.0 $ 3.1 $ 14.1 $ (17.6) Add back loss from closed centers — 1.9 — 3.7 Same center operating income (loss) $ 6.0 $ 5.0 $ 14.1 $ (13.9)

GAAP Net Income (Loss) & Adjusted EBITDA

BlueLinx
America's Building Products Distributor

- **Adjusted EBITDA $11.1 million, up from $7.2 million in fiscal third quarter last year**
- **Net Loss ($0.9) million, improved from loss of ($3.2) million fiscal third quarter 2013**

Adjusted EBITDA $ in millions - unaudited [(1)]

	2013				2014			Fiscal	Fiscal
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2013 YTD	2014 YTD
GAAP net income (loss)	$(12.6)	$(22.3)	$(3.2)	$(2.5)	$(8.6)	$3.2	$(0.9)	$(38.2)	$(6.3)
Adjustments:									
Depreciation and amortization	2.2	2.2	2.1	2.6	2.3	2.4	2.4	6.5	7.1
Interest expense	7.2	6.9	6.9	7.0	6.5	6.9	6.8	21.0	20.2
Provision for (benefit from) income taxes	0.2	(0.3)	(0.6)	(8.3)	0.3	(0.3)	(0.1)	(0.7)	(0.1)
Loss from closed distribution centers	0.2	1.6	1.9	—	—	—	—	3.7	—
Gain from the sale of properties	(0.2)	—	(3.7)	(1.3)	(0.2)	(5.0)	—	(3.9)	(5.2)
Share-based compensation expense, excluding restructuring	0.8	1.1	1.0	0.4	0.7	0.6	0.5	2.9	1.8
Restructuring, severance, debt fees, and other	0.9	7.3	2.8	1.2	—	2.8	2.4	11.0	5.2
Adjusted EBITDA same center	$(1.3)	$(3.5)	$7.2	$(0.9)	$1.0	$10.6	$11.1	$2.3	$22.7
Add back loss week of December 29, 2013	—	—	—	1.1	—	—	—	—	—
Comparable 13/52 week vs. 13/52 week	$(1.3)	$(3.5)	$7.2	$0.2	$1.0	$10.6	$11.1	$2.3	$22.7
% Same center	(0.3)%	(0.6)%	1.3%	(0.2)%	0.2%	2.0%	2.0%	0.1%	1.5%
% Comparable 13/52 week vs. 13/52 week	(0.3)%	(0.6)%	1.3%	—%	0.2%	2.0%	2.0%	0.1%	1.5%

[(1)] *Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations.*

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12 Cash Flows Year-to-Date Operating Cash Usage Improved $17.4 million ($70.8) ($53.4) Fiscal Fiscal Fiscal Fiscal Q3 2013 Q3 2014 2013 YTD 2014 YTD in millions - unaudited (1) Net cash (used in) provided by operating activities $ 62.9 $ 14.9 $ (70.8) $ (53.4) Net cash (used in) provided by investing activities 6.6 (0.5) 4.1 5.4 Net cash (used in) provided by financing activities (71.0) (14.2) 68.4 50.8 Increase (decrease) in cash (1.5) 0.1 1.7 2.8 Cash balance, beginning of period 8.4 7.7 5.2 5.0 Cash balance, end of period $ 6.9 $ 7.8 $ 6.9 $ 7.8 (1) Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations.

13 Working Capital Working Capital in millions- unaudited (1) October 4, September 28, Change over 2014 2013 Prior Year Receivables $ 205.8 $ 207.9 $ (2.1) (1.0)% Inventory 264.9 259.7 5.2 2.0 % Other current assets 32.9 36.6 (3.7) (10.1)% Total current assets 503.6 504.2 (0.6) (0.1)% Accounts payable 105.3 109.5 (4.2) (3.8)% Bank overdrafts 19.6 20.5 (0.9) (4.4)% Other current liabilities 93.1 81.4 11.7 14.4 % Total current liabilities 218.0 211.4 6.6 3.1 % Net working capital $ 285.6 $ 292.8 $ (7.2) (2.5)% (1) Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations. Working capital down 2.5% versus prior year due to the seasonal increase of current maturities of long-term debt

14 Debt • Asset Backed Revolving Credit Facilities ◦ $88 million excess availability as of October 4, 2014 ◦ $447.5 million U.S. facility with additional $75.0 million uncommitted accordion facility ◦ $20 million Tranche A loan ◦ $10 million Canadian facility with additional $5.0 million uncommitted accordion facility • Mortgage ◦ Value still available to unlock * Book value of the real estate $82.4 million as of October 4, 2014 * Appraisal value as of June 2006 of current properties of approximately $322 million * Outstanding mortgage $178.1 million as of October 4, 2014

15 TOPIC PAGE Profit and Loss Statement by Quarter 16 Same Center Sales and Adjusted EBITDA 17 Revenue and Unit Volume by Quarter 18 Gross Margin by Quarter 19 Reconciliation of Debt Principal Payable to Non-GAAP Net Debt 20 Structural Products Price Trends 21 Appendix

Profit and Loss Statement by Quarter

BlueLinx
America's Building Products Distributor

Profit and Loss Statement $ in millions except per share amounts - unaudited [1]	2013				2014			Fiscal	Fiscal
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2013 YTD	2014 YTD
Net sales	$ 503.2	$ 604.6	$ 557.9	$ 486.3	$ 443.9	$ 531.5	$ 549.8	$ 1,665.7	$ 1,525.2
Cost of sales	446.7	549.5	495.4	432.0	391.2	469.5	485.3	1,491.6	1,346.0
Gross profit	56.5	55.1	62.5	54.3	52.7	62.0	64.5	174.1	179.2
Gross margin %	11.2%	9.1%	11.2%	11.2%	11.9%	11.7%	11.7%	10.5%	11.8%
Operating expenses:									
Selling, general, and administrative	59.4	68.5	57.3	55.5	52.0	49.9	56.1	185.2	158.0
Depreciation and amortization	2.2	2.2	2.1	2.6	2.4	2.4	2.4	6.5	7.2
Total operating expenses	61.6	70.7	59.4	58.1	54.4	52.3	58.5	191.7	165.2
Operating income (loss)	(5.1)	(15.6)	3.1	(3.8)	(1.7)	9.7	6.0	(17.6)	14.0
Non-operating expenses (income):									
Interest expense	7.2	6.9	6.9	7.0	6.5	6.9	6.8	21.0	20.1
Other expense (income), net	0.1	0.1	—	—	0.1	—	0.2	0.2	0.3
Income (loss) before provision for (benefit from) income taxes	(12.4)	(22.6)	(3.8)	(10.8)	(8.3)	2.8	(1.0)	(38.8)	(6.4)
Provision for (benefit from)income taxes	0.2	(0.3)	(0.6)	(8.3)	0.3	(0.3)	(0.1)	(0.7)	(0.1)
Net income (loss)	$ (12.6)	$ (22.3)	$ (3.2)	$ (2.5)	$ (8.6)	$ 3.1	$ (0.9)	$ (38.1)	$ (6.3)
Diluted EPS	$ (0.19)	$ (0.26)	$ (0.04)	$ (0.03)	$ (0.10)	$ 0.04	$ (0.01)	$ (0.48)	$ (0.07)

[1] *Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations.*

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Same Center Sales and Adjusted EBITDA

BlueLinx
America's Building Products Distributor

Same Center Sales $ in millions - unaudited (1)

	2013				2014			Fiscal	Fiscal
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2013 YTD	2014 YTD
Total net sales	$ 503.2	$ 604.6	$ 557.9	$ 486.3	$ 443.9	$ 531.5	$ 549.8	$ 1,665.7	$ 1,525.2
Less: closed centers	29.5	33.7	22.4	—	—	—	—	85.6	—
Same center	473.7	570.9	535.5	486.3	443.9	531.5	549.8	1,580.1	1,525.2
Less week of December 29, 2013	—	—	—	19.2	—	—	—	—	—
Comparable 13/52 week vs. 13/52 week	$ 473.7	$ 570.9	$ 535.5	$ 467.1	$ 443.9	$ 531.5	$ 549.8	$ 1,580.1	$ 1,525.2

Adjusted EBITDA in millions - unaudited (1)

	Quarters Ended		Nine Months Ended	
	October 4, 2014	September 28, 2013	October 4, 2014	September 28, 2013
GAAP net income (loss)	$ (0.9)	$ (3.2)	$ (6.2)	$ (38.2)
Adjustments:				
Depreciation and amortization	2.4	2.1	7.2	6.5
Interest expense	6.8	6.9	20.1	21.0
Provision for (benefit from) income taxes	(0.1)	(0.6)	(0.1)	(0.7)
Loss from closed distribution centers	—	1.9	—	3.7
Gain from the sale of properties	—	(3.7)	(5.3)	(3.9)
Share-based compensation expense, excluding restructuring	0.5	1.0	1.8	2.9
Restructuring, severance, debt fees, and other	2.4	2.8	5.2	11.0
Adjusted EBITDA same center	$ 11.1	$ 7.2	$ 22.7	$ 2.3

(1) Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations.

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18 Revenue and Unit Volume by Quarter Sales $ in millions - unaudited (1) 2013 2014 Fiscal Fiscal Q1 Q2 Q3 Q4 Q1 Q2 Q3 2013 YTD 2014 YTD Specialty $ 270.9 $ 333.5 $ 320.6 $ 274.9 $ 263.6 $ 316.1 $ 324.2 $ 925.0 $ 903.9 Structural 233.5 276.5 243.2 215.1 185.5 219.9 232.3 753.2 637.7 Other (2) (1.2) (5.4) (5.8) (3.7) (5.2) (4.5) (6.7) (12.4) (16.4) Total $ 503.2 $ 604.6 $ 558.0 $ 486.3 $ 443.9 $ 531.5 $ 549.8 $ 1,665.8 $ 1,525.2 Sales Mix % - unaudited (1) Specialty 53.7% 54.7% 56.9% 56.1% 58.7% 59.0% 58.3% 55.1% 58.6 % Structural 46.3% 45.3% 43.1% 43.9% 41.3% 41.0% 41.7% 44.9% 41.4 % Unit Volume Change - unaudited (1) (3) Specialty 1.5% 7.8% 10.6% 14.0% 1.0% (1.2)% 4.7% 6.8% 1.5 % Structural 3.0% 13.5% 18.1% 14.4% (9.5)% (11.2)% (7.5)% 11.9% (9.4)% Total 2.1% 10.1% 13.7% 14.2% (3.8)% (5.7)% (0.6)% 8.9% (3.4)% (1) Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations. (2) Includes cash discounts, service revenue, Canadian conversion, and accruals. (3) 2014 reported on a same center basis.

19 Gross Margin by Quarter Gross Margin $ in millions - unaudited (1) 2013 2014 Fiscal Fiscal Q1 Q2 Q3 Q4 Q1 Q2 Q3 2013 YTD 2014 YTD Specialty $ 35.3 $ 44.6 $ 39.0 $ 35.7 $ 34.2 $ 43.7 $ 43.0 $ 118.9 $ 120.9 Structural 20.3 11.1 17.8 17.7 15.4 18.0 20.8 49.2 54.2 Other 0.9 (0.5) 5.7 0.9 3.1 0.3 0.8 6.1 4.2 Total $ 56.5 $ 55.2 $ 62.5 $ 54.3 $ 52.7 $ 62.0 $ 64.6 $ 174.2 $ 179.3 Gross Margin's % - unaudited (1) Specialty 13.0% 13.4% 12.2% 13.0% 13.0% 13.8% 13.3% 12.9% 13.4 % Structural 8.7% 4.0% 7.3% 8.2% 8.3% 8.2% 9.0% 6.5% 8.5 % Other n/a n/a n/a n/a n/a n/a n/a n/a n/a Total 11.2% 9.1% 11.2% 11.2% 11.9% 11.7% 11.7% 10.5% 11.8% (1) Immaterial rounding adjustments and differences may exist between appendix slides, press releases, and previously issued presentations.

20 Reconciliation of Debt Principal Payable to Non-GAAP Net Debt Debt $ in millions - unaudited (1) Quarters Ended Quarters Ended March 30, June 29, September 28, January, 4 April 5, July 5, October 4, 2013 2013 2013 2013 2014 2014 2014 Revolving credit facilities $ 242.4 $ 300.0 $ 239.5 $ 211.2 $ 261.3 $ 284.7 $ 277.7 Mortgage 205.3 201.8 198.4 186.9 186.1 178.7 178.1 Total debt principal payable (GAAP) 447.7 501.8 437.9 398.1 447.4 463.4 455.8 Less: Cash and cash equivalents (5.3) (8.4) (6.9) (5.0) (7.6) (7.7) (7.8) Mortgage LCR trap (3.0) (2.8) (9.0) — (1.0) (1.0) (4.0) Net debt (Non-GAAP) $ 439.4 $ 490.6 $ 422.0 $ 393.1 $ 438.8 $ 454.7 $ 444.0 Excess Availability $ 125.5 $ 93.0 $ 92.5 $ 45.8 $ 89.3 $ 82.0 $ 87.9

21 Structural Products Price Trends

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